UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

(e) Termination of Fiscal 2013 Performance Plan and Adoption of Fiscal 2013 Management Incentive Plan

On March 8, 2013, a subcommittee of independent directors  (the “Subcommittee”) of the Compensation Committee of the Adept Technology, Inc. (“Adept” or the “Company”) Board of Directors approved the termination of the Fiscal 2013 Performance Plan previously adopted by the Compensation Committee.  No awards were granted under the Fiscal 2013 Performance Plan prior to its termination.

In replacement of the Fiscal 2013 Performance Plan, the Subcommittee also approved the adoption of a Fiscal 2013 Management Incentive Plan (the “2013 Incentive Plan”), which provides for potential performance-based cash compensation for the Company’s executive officers and certain other key employees. The amount of cash compensation potentially payable under the Incentive Plan will be determined based upon (a) the Company meeting or exceeding corporate objectives related to specified levels of revenue, adjusted EBITDA, and net cash (cash and cash equivalents net of indebtedness of the Company on a consolidated basis), in the third and fourth fiscal quarters of fiscal 2013, and (b) each participant’s achievement of individual performance objectives in such quarters. Awards will only be paid under the 2013 Incentive Plan if the corporate and individual performance objectives are met, and if the Company also achieves positive adjusted EBITDA in a fiscal quarter ending within 180 days of the end of the fourth fiscal quarter (the “positive adjusted EBITDA threshold”).

The foregoing description of the 2013 Incentive Plan is qualified in its entirety by reference to the full text of such compensation plan, which is filed as an exhibit to this Current Report on Form 8-K.

(e) Executive Officer Compensation

Changes in Executive Officer Compensation

On March 8, 2013, the Subcommittee approved the participation of Robert Cain and Michael Schradle in the 2013 Incentive Plan.

The Subcommittee also approved a revision to the amount of cash commission payable quarterly in the third and fourth fiscal quarters of 2013 to Joachim Melis for revenue related to global core robotic product sales (excluding service and mobile product revenue).

The Subcommittee approved grants of performance-based restricted stock awards to executive officers as follows:
Mr. Melis received a grant of 5,800 shares of restricted Common Stock, which will vest only upon Mr. Melis’ achievement of individual third and fourth fiscal quarter 2013 performance objectives, the Company’s achievement of the corporate objectives under the 2013 Incentive Plan for the third and fourth fiscal quarters, and achievement of the positive adjusted EBITDA threshold under the 2013 Incentive Plan. These grants are separate from, but incorporate terms of, the 2013 Incentive Plan

Mr. Melis and Mr. Schradle received grants of 5,315 shares and 5,500 shares, respectively, of restricted Common Stock, which will vest on March 8, 2014, if the recipients achieve their respective specified individual performance objectives during that time period. These grants are separate from, and do not incorporate any terms of, the 2013 Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Summary of Executive Officer Compensation (as of March 8, 2013)
99.2	Fiscal 2013 Management Incentive Plan
99.3	Form of Performance Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: March 14, 2013	By: /s/ Michael Schradle Michael Schradle Senior Vice President of Finance and Chief Financial Officer